UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026

Hercules Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 North B Street, Suite 2000 San Mateo, CA	94401
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 289-3060
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2026, the Board of Directors (the “Board”) of Hercules Capital, Inc. (the “Company”) increased the size of the Board from seven to eight directors and elected Alfred B. Fichera as an independent director of the Company to fill the vacancy created by the increase.

The Board and its relevant committees have determined that Mr. Fichera qualifies as an independent director under the listing standards of the New York Stock Exchange and is not an “interested person” under Section 2(a)(19) of the Investment Company Act of 1940, as amended. There are no arrangements or understandings between Mr. Fichera and any other persons pursuant to which Mr. Fichera was elected as a director of the Company. There are no transactions in which Mr. Fichera has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Fichera will be entitled to the applicable annual retainer and restricted stock awards pursuant to the Company’s director compensation arrangements for non-employee directors, under terms consistent with those previously disclosed by the Company. Mr. Fichera has also entered into an indemnification agreement with the Company. Mr. Fichera will hold office as a Class I director for a term expiring in 2029 and will serve on the Company’s Audit Committee.

Mr. Fichera, age 67, served in various capacities for KPMG LLP, a global professional services firm, from 1982 until his retirement in 2019, including as Global Head of Alternative Investments, National Asset Management Leader, National Partner-in-Charge of Alternative Investments, and as an audit partner for nearly 25 years. Since 2021, Mr. Fichera has served as an expert witness for asset management organizations involving matters including valuation, board governance and Securities and Exchange Commission filings. Since September 2025, Mr. Fichera has served as an independent director and chair of the audit committee of Warburg Pincus Access Fund, L.P. Mr. Fichera also serves on several non-profit boards and councils. Mr. Fichera holds a B.S. degree in Accounting from Merrimack College and is a licensed certified public accountant (inactive) in New York and Massachusetts.

Item 8.01.	Other Events
On September 17, 2026, the Company issued a press release announcing the appointment of Mr. Fichera as an independent member of the Board. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Number	Exhibit

99.1	Press Release dated September 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
September 17, 2026
	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho
Chief Legal Officer